Exhibit 99.2

MUFG Union Bank, N.A.

Consolidated Financial Statements (Unaudited)

As of and for the Nine Months Ended

September 30, 2022

MUFG Union Bank, N.A.

Glossary of Defined Terms

The following acronyms and abbreviations are used throughout these consolidated financial statements.

AOCI	Accumulated other comprehensive income
ASU	Accounting Standards Update
CLO	Collateralized loan obligation
ESBP	Executive Supplemental Benefit Plan
FASB	Financial Accounting Standards Board
FHLB	Federal Home Loan Bank
FICO	Fair Isaac Corporation
GAAP	Accounting principles generally accepted in the United States of America
LIBOR	London Inter-bank Offered Rate
LLC	Limited Liability Company
LIHC	Low income housing tax credit
LTV	Loan-to-value
MUAH	MUFG Americas Holdings Corporation
MUB	MUFG Union Bank, N.A.
MUFG	Mitsubishi UFJ Financial Group, Inc.
OCI	Other comprehensive income
SOFR	Secured Overnight Financing Rate
TDR	Troubled debt restructuring
VIE	Variable interest entity

Financial Statements

MUFG Union Bank, N.A.

Consolidated Statement of Income

(Unaudited)

(Dollars in millions)	For the Nine Months Ended September 30, 2022
Interest Income
Loans	$2,063
Securities	412
Trading assets	1
Other	83

Total interest income	2,559

Interest Expense
Deposits	123
Commercial paper and other short-term borrowings	49
Long-term debt	109

Total interest expense	281

Net Interest Income	2,278
Provision for credit losses	103

Net interest income after provision for credit losses	2,175

Noninterest Income
Service charges on deposit accounts	107
Trust and investment management fees	77
Investment banking and syndication fees	70
Credit facility fees	80
Trading account activities	73
Fees from affiliates	1,360
Other, net	254

Total noninterest income	2,021

Noninterest Expense
Salaries and employee benefits	2,010
Net occupancy and equipment	309
Professional and outside services	640
Software	267
Other	323

Total noninterest expense	3,549

Income before income taxes and including noncontrolling interests	647
Income tax expense	129

Net Income Including Noncontrolling Interests	518
Deduct: Net loss from noncontrolling interests	10

Net Income Attributable to MUB	$528

See accompanying Notes to Consolidated Financial Statements.

MUFG Union Bank, N.A.

Consolidated Statement of Comprehensive Income

(Unaudited)

(Dollars in millions)	For the Nine Months Ended September 30, 2022
Net Income Attributable to MUB	$528
Other Comprehensive Income (Loss), Net of Tax:
Net change in unrealized gains (losses) on cash flow hedges	(257)
Net change in unrealized gains (losses) on investment securities	(1,582)
Pension and other postretirement benefit adjustments	20

Total other comprehensive income (loss)	(1,819)

Comprehensive Income (Loss) Attributable to MUB	(1,291)
Comprehensive income (loss) from noncontrolling interests	(10)

Total Comprehensive Income (Loss)	$(1,301)

See accompanying Notes to Consolidated Financial Statements.

MUFG Union Bank, N.A.

Consolidated Balance Sheet

(Unaudited)

(Dollars in millions except per share amount)	September 30, 2022
Assets
Cash and due from banks	$1,400
Interest bearing deposits in banks	10,371

Total cash and cash equivalents	11,771
Trading account assets	263
Securities available for sale (includes $2 at September 30, 2022 pledged as collateral that may be repledged)	12,566
Securities held to maturity (fair value $10,367 at September 30, 2022)	12,198
Loans held for investment	78,684
Allowance for loan losses	(784)

Loans held for investment, net	77,900
Goodwill	1,252
Loans held for sale	869
Other assets	7,737

Total assets	$124,556

Liabilities
Deposits:
Noninterest bearing	$41,200
Interest bearing	49,431

Total deposits	90,631
Commercial paper and other short-term borrowings	6,456
Long-term debt	8,395
Trading account liabilities	1,513
Other liabilities	2,168

Total liabilities	109,163

Commitments, contingencies and guarantees—See Note 11
Equity
MUB stockholder’s equity:
Common stock, par value $1 per share:
Authorized 45,000,000 shares, 40,305,115 shares issued and outstanding at September 30, 2022	605
Additional paid-in capital	9,846
Retained earnings	6,965
Accumulated other comprehensive income (loss)	(2,103)

Total MUB stockholder’s equity	15,313
Noncontrolling interests	80

Total equity	15,393

Total liabilities and equity	$124,556

See accompanying Notes to Consolidated Financial Statements.

MUFG Union Bank, N.A.

Consolidated Statement of Changes in Stockholder’s Equity

(Unaudited)

	MUB Stockholder’s Equity
(Dollars in millions)	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total Equity
BALANCE DECEMBER 31, 2021	$605	$9,897	$6,440	$(284)	$89	$16,747

Net income (loss)	—	—	528	—	(10)	518
Other comprehensive income (loss), net of tax	—	—	—	(1,819)	—	(1,819)
Compensation—restricted stock units	—	(51)	(3)	—	—	(54)
Other	—	—	—	—	1	1

Net change	—	(51)	525	(1,819)	(9)	(1,354)

BALANCE SEPTEMBER 30, 2022	$605	$9,846	$6,965	$(2,103)	$80	$15,393

See accompanying Notes to Consolidated Financial Statements.

MUFG Union Bank, N.A.

Consolidated Statement of Cash Flows

(Unaudited)

(Dollars in millions)	For the Nine Months Ended September 30, 2022
Cash Flows from Operating Activities:
Net income including noncontrolling interests	$518
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Reversal of) provision for credit losses	103
Depreciation, amortization and accretion, net	158
Stock-based compensation—restricted stock units	45
Deferred income taxes	(45)
Net decrease (increase) in trading account assets	786
Net decrease (increase) in other assets	22
Net increase (decrease) in trading account liabilities	1,217
Net increase (decrease) in other liabilities	(563)
Loans originated for sale	(6,493)
Net proceeds from sale of loans originated for sale	6,363
Pension and other benefits adjustment	(58)

Total adjustments	1,535

Net cash provided by (used in) operating activities	2,053

Cash Flows from Investing Activities:
Proceeds from sales of securities available for sale	9
Proceeds from paydowns and maturities of securities available for sale	1,106
Purchases of securities available for sale	(1,556)
Proceeds from paydowns and maturities of securities held to maturity	1,254
Proceeds from sales of loans	173
Net decrease (increase) in loans	412
Purchases of other investments	(116)
Other, net	(49)

Net cash provided by (used in) investing activities	1,233

Cash Flows from Financing Activities:
Net increase (decrease) in deposits	(10,851)
Net increase (decrease) in commercial paper and other short-term borrowings	6,448
Proceeds from issuance of long-term debt	3,200
Repayment of long-term debt	(1,569)
Other, net	(104)
Change in noncontrolling interests	1

Net cash provided by (used in) financing activities	(2,875)

Net change in cash, cash equivalents and restricted cash	411
Cash, cash equivalents and restricted cash at beginning of period	$11,386

Cash, cash equivalents and restricted cash at end of period	$11,797

Cash Paid During the Period For:
Interest	$294
Income taxes, net	83
Supplemental Schedule of Noncash Investing and Financing Activities:
Net transfer of loans held for investment to (from) loans held for sale	$32
Securities available for sale transferred to securities held to maturity	6,486
Reconciliation of Cash, Cash Equivalents and Restricted Cash:
Cash and cash equivalents	$11,771
Restricted cash included in other assets	26

Total cash, cash equivalents and restricted cash per consolidated statement of cash flows	$11,797

See accompanying Notes to Consolidated Financial Statements.

Notes to Consolidated Financial Statements

Note 1—Summary of Significant Accounting Policies and Nature of Operations

Introduction

MUFG Union Bank, N.A. (MUB) is a wholly-owned subsidiary of MUFG Americas Holdings Corporation (MUAH). MUAH is owned by MUFG Bank, Ltd. and MUFG. MUFG Bank, Ltd. is a wholly-owned subsidiary of MUFG. As used in these consolidated financial statements, terms such as “the Bank,” “we,” “us” and “our” refer to MUB, one or more of its consolidated subsidiaries, or to all of them together. MUB provides a wide range of corporate and retail banking and wealth management services which include investment banking, personal and corporate trust, transaction banking, capital markets, and other services. As of September 30, 2022, the Bank operated 297 branches, consisting primarily of retail banking branches in the West Coast states.

In September 2021, MUAH and MUFG entered into an agreement to sell all the issued and outstanding shares of common stock of MUB to U.S. Bancorp. U.S. Bancorp is not acquiring MUB’s Global Corporate & Investment Bank—U.S. business, certain middle and back office functions, and certain other assets and liabilities (including Intrepid Investment Bankers LLC and Union Bank of California Leasing, Inc.), which will be transferred to MUAH and MUFG prior to the sale of MUB stock to U.S. Bancorp. For further information on the sale, see Note 12 to these consolidated financial statements.

All of MUB’s issued and outstanding shares of common stock are owned by MUAH. The unaudited consolidated financial statements of MUB, its subsidiaries, and its consolidated variable interest entities have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial reporting. However, they do not include all of the disclosures necessary for annual financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. The results of operations for the nine months ended September 30, 2022 are not necessarily indicative of the operating results anticipated for the full year. These unaudited consolidated financial statements should be read in conjunction with MUB’s 2021 audited annual financial statements.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Although such estimates contemplate current conditions and management’s expectations of how they may change in the future, it is reasonably possible that actual results could differ significantly from those estimates. This could materially affect the Company’s results of operations and financial condition in the near term. Critical estimates made by management in the preparation of the Company’s financial statements include, but are not limited to, the allowance for credit losses (Note 3 “Loans and Allowance for Loan Losses”), income taxes, and transfer pricing.

Recently Adopted Accounting Pronouncements

Reference Rate Reform

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848)—Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. This ASU applies only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. This guidance is effective upon issuance and generally can be applied through December 31, 2022. In January 2021, the FASB issued ASU 2021-01, Reference Rate Reform (Topic 848) – Scope, which clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that use an interest rate for margining, discounting, or contract price alignment that is modified as a result of reference rate reform. The adoption of this guidance has not had, and is expected to continue to not have, a material impact on the Bank’s financial statements.

Note 1—Summary of Significant Accounting Policies and Nature of Operations (Continued)

Recently Issued Accounting Pronouncements

Fair Value Hedging—Portfolio Layer Method

In March 2022, the FASB issued ASU 2022-01, Derivatives and Hedging (Topic 815)—Fair Value Hedging—Portfolio Layer Method, related to fair value hedge accounting of portfolios of financial assets. This ASU expands the current single-layer method to allow multiple hedge layers of a single closed portfolio of qualifying assets, which include prepayable and non-prepayable assets. The guidance is effective for fiscal years beginning January 1, 2023 and early adoption is permitted. The Bank is evaluating the impact that ASU 2022-01 will have on its consolidated financial statements.

Troubled Debt Restructurings and Vintage Disclosures

In March 2022, the FASB issued ASU 2022-02, Financial Instruments—Credit Losses (Topic 326)—Troubled Debt Restructurings and Vintage Disclosures. The ASU removes the recognition and measurement guidance for troubled-debt restructurings by creditors, enhances disclosure requirements for certain loan refinancings and restructurings by creditors, and requires that an entity disclose current-period gross write-offs by year of origination for financing receivables. The guidance is effective January 1, 2023 and early adoption is permitted. The Bank is evaluating the impact that ASU 2022-02 will have on its consolidated financial statements.

Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. ASU 2022-03 clarifies that a contractual sale restriction should not be considered in measuring fair value. It also requires entities with investments in equity securities subject to contractual sale restrictions to disclose certain qualitative and quantitative information about these securities. This guidance is effective January 1, 2024 for public entities and January 1, 2025 for all other entities with early adoption permitted. The Bank is evaluating the impact that ASU 2022-02 will have on its consolidated financial statements.

Note 2—Securities

Securities Available for Sale

The amortized cost, gross unrealized gains, gross unrealized losses and fair value of securities available for sale for September 30, 2022 are presented below.

	September 30, 2022
(Dollars in millions)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury and government agencies	$4,370	$—	$375	$3,995
Mortgage-backed:
U.S. agencies	3,937	—	473	3,464
Residential—non-agency	368	—	62	306
Commercial—non-agency	3,630	—	438	3,192
Collateralized loan obligations	1,218	—	39	1,179
Direct bank purchase bonds	454	9	33	430

Total securities available for sale	$13,977	$9	$1,420	$12,566

The Bank’s securities available for sale with a continuous unrealized loss position at September 30, 2022 are shown below, identified for periods less than 12 months and 12 months or more.

	September 30, 2022
	Less Than 12 Months		12 Months or More		Total
(Dollars in millions)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury and government agencies	$1,573	$141	$2,422	$234	$3,995	$375
Mortgage-backed:
U.S. agencies	2,769	352	684	121	3,453	473
Residential—non-agency	151	22	157	40	308	62
Commercial—non-agency	2,778	337	414	101	3,192	438
Collateralized loan obligations	855	26	324	13	1,179	39
Direct bank purchase bonds	90	15	138	18	228	33

Total securities available for sale	$8,216	$893	$4,139	$527	$12,355	$1,420

At September 30, 2022, the Bank did not have the intent to sell any securities in an unrealized loss position before a recovery of the amortized cost, which may be at maturity. The Bank also believes that it is more likely than not that it will not be required to sell the securities prior to recovery of amortized cost.

Agency residential and commercial mortgage-backed securities consist of securities guaranteed by a U.S. government corporation, such as Ginnie Mae, or a government-sponsored agency such as Freddie Mac or Fannie Mae. These securities are collateralized by residential and commercial mortgage loans and may be prepaid at par prior to maturity. The unrealized losses on agency residential mortgage-backed securities resulted from changes in interest rates and not from changes in credit quality. At September 30, 2022, the Bank expected to recover the entire amortized cost basis of these securities because the Bank determined that the strength of the issuers’ guarantees through direct obligations or support from the U.S. government is sufficient to protect the Bank from losses.

Residential mortgage-backed securities are collateralized by residential mortgage loans and may be prepaid at par prior to maturity. Commercial mortgage-backed securities are collateralized by commercial mortgage loans and are generally subject to prepayment penalties. The unrealized losses on residential and commercial mortgage-backed securities resulted from higher market yields since purchase. Cash flow analysis of the underlying collateral provides an estimate of recoverability and is performed quarterly when the fair value of a security is lower than its amortized cost. Based on the analysis performed as of September 30, 2022, the Bank expects to recover the entire amortized cost basis of these securities.

Note 2—Securities (Continued)

The Bank’s CLOs consist of Cash Flow CLOs. A Cash Flow CLO is a structured finance product that securitizes a diversified pool of loan assets into multiple classes of notes. Cash Flow CLOs pay the note holders through the receipt of interest and principal repayments from the underlying loans unlike other types of CLOs that pay note holders through the trading and sale of underlying collateral. Unrealized losses typically arise from widening credit spreads and deteriorating credit quality of the underlying collateral. Cash flow analysis of the underlying collateral provides an estimate of recoverability and is performed quarterly when the fair value of a security is lower than its amortized cost. Based on the analysis performed as of September 30, 2022, the Bank expects to recover the entire amortized cost basis of these securities.

Direct bank purchase bonds are not rated by external credit rating agencies. The unrealized losses on these bonds resulted from a higher return on capital expected by the secondary market compared with the return on capital required at the time of origination when the bonds were purchased. The Bank estimates the unrealized loss for each security by assessing the underlying collateral of each security. The Bank estimates the portion of loss attributable to credit based on the expected cash flows of the underlying collateral using estimates of current key assumptions, such as probability of default and loss severity. Cash flow analysis of the underlying collateral provides an estimate of recoverability and is performed quarterly when the fair value of a security is lower than its amortized cost and potential impairment is identified. Based on the analysis performed as of September 30, 2022, the Bank expects to recover the entire amortized cost basis of these securities.

The fair value of debt securities available for sale by contractual maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

	September 30, 2022
(Dollars in millions)	One Year or Less	Over One Year Through Five Years	Over Five Years Through Ten Years	Over Ten Years	Total Fair Value
U.S. Treasury and government agencies	$1,462	$1,130	$1,403	$—	$3,995
Mortgage-backed:
U.S. agencies	6	41	740	2,677	3,464
Residential—non-agency	—	—	2	304	306
Commercial—non-agency	—	46	1,098	2,048	3,192
Collateralized loan obligations	—	—	575	604	1,179
Direct bank purchase bonds	6	169	214	41	430

Total securities available for sale	$1,474	$1,386	$4,032	$5,674	$12,566

Note 2—Securities (Continued)

Securities Held to Maturity

At September 30, 2022, the amortized cost, gross unrealized gains and losses recognized in OCI, carrying amount, gross unrealized gains and losses not recognized in OCI, and fair value of securities held to maturity are presented below. Management has asserted the positive intent and ability to hold these securities to maturity.

	September 30, 2022
		Recognized in OCI			Not Recognized in OCI
(Dollars in millions)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Carrying Amount	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury and government agencies	$5,799	$—	$205	$5,594	$—	$1,200	$4,394
Mortgage-backed:
U.S. agencies	6,139	—	545	5,594	—	522	5,072
Residential—non-agency	487	—	53	434	—	49	385
Commercial—non-agency	625	—	49	576	—	60	516

Total securities held to maturity	$13,050	$—	$852	$12,198	$—	$1,831	$10,367

Amortized cost is defined as the original purchase cost, adjusted for any accretion or amortization of a purchase discount or premium, less principal payments and any impairment previously recognized in earnings. The carrying amount is the difference between the amortized cost and the amount recognized in OCI. The amount recognized in OCI primarily reflects the unrealized gain or loss at date of transfer from available for sale to the held to maturity classification, net of amortization, which is recorded in interest income on securities.

The Bank’s securities held to maturity with a continuous unrealized loss position at September 30, 2022 are shown below, separately for periods less than 12 months and 12 months or more.

	September 30, 2022
	Less Than 12 Months			12 Months or More			Total
		Unrealized Losses			Unrealized Losses			Unrealized Losses
(Dollars in millions)	Fair Value	Recognized in OCI	Not Recognized	Fair Value	Recognized in OCI	Not Recognized	Fair Value	Recognized in OCI	Not Recognized
U.S. Treasury and government agencies	$600	$2	$122	$3,794	$203	$1,078	$4,394	$205	$1,200
Mortgage-backed:
U.S. agencies	2,137	164	200	2,935	381	322	5,072	545	522
Residential—non-agency	164	20	20	221	33	29	385	53	49
Commercial—non-agency	224	7	22	292	42	38	516	49	60

Total securities held to maturity	$3,125	$193	$364	$7,242	$659	$1,467	$10,367	$852	$1,831

Note 2—Securities (Continued)

The carrying amount and fair value of securities held to maturity by contractual maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

	September 30, 2022
	Within One Year		Over One Year Through Five Years		Over Five Years Through Ten Years		Over Ten Years		Total
(Dollars in millions)	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
U.S. Treasury and government agencies	$—	$—	$—	$—	$2,109	$1,873	$3,485	$2,521	$5,594	$4,394
Mortgage-backed:
U.S. agencies	—	—	67	63	363	342	5,164	4,667	5,594	5,072
Residential—non-agency	—	—	—	—	—	—	434	385	434	$385
Commercial—non-agency	5	5	84	79	168	151	319	281	576	$516

Total securities held to maturity	$5	$5	$151	$142	$2,640	$2,366	$9,402	$7,854	$12,198	$10,367

Securities Pledged and Received as Collateral

At September 30, 2022, the Bank pledged $1.0 billion of available for sale securities as collateral to secure public and trust department deposits and for derivative liability positions of which none was permitted to be sold or repledged.

Note 3—Loans and Allowance for Loan Losses

The following table provides the outstanding balances of loans held for investment at September 30, 2022.

(Dollars in millions)	September 30, 2022
Loans held for investment:
Commercial and industrial	$31,799
Commercial mortgage	14,544
Construction	1,296
Lease financing	81

Total commercial portfolio	47,720

Residential mortgage and home equity(1)	29,416
Other consumer(2)	1,548

Total consumer portfolio	30,964

Total loans held for investment(3)	78,684
Allowance for loan losses	(784)

Loans held for investment, net	$77,900

(1)	Includes home equity loans of $1,279 million at September 30, 2022.
(2)	Other consumer loans substantially include unsecured consumer loans and consumer credit cards.
(3)	Includes $171 million at September 30, 2022, for net unamortized (discounts) and premiums and deferred (fees) and costs.

Accrued interest receivable on loans held for investment totaled $290 million at September 30, 2022 and is included in other assets on the consolidated balance sheet.

Note 3—Loans and Allowance for Loan Losses (Continued)

Allowance for Loan Losses

For the nine months ended September 30, 2022, the commercial loan segment had a provision for loan losses of $100 million and the consumer loan segment had a reversal of provision for loan losses of $2 million. The commercial loan segment provision and increase in the allowance for loan losses were due to increasing economic uncertainty, increasing interest rates, expected loss estimate impacts, and incrementally higher reserves on loans individually evaluated for impairment.

	For the Nine Months Ended September 30, 2022
(Dollars in millions)	Commercial	Consumer	Total
Allowance for loan losses, beginning of period	$486	$271	$757
(Reversal of) provision for loan losses	100	(2)	98
Loans charged-off	(48)	(53)	(101)
Recoveries of loans previously charged-off	11	19	30

Allowance for loan losses, end of period	$549	$235	$784

Nonaccrual and Past Due Loans

The following table presents nonaccrual loans as of September 30, 2022. The nonaccrual loans all have a related allowance for loan losses recorded as of September 30, 2022.

(Dollars in millions)	September 30, 2022
Commercial and industrial	$163
Commercial mortgage	59

Total commercial portfolio	222

Residential mortgage and home equity	132

Total consumer portfolio	132

Total nonaccrual loans	$354

Troubled debt restructured loans that continue to accrue interest	$302

Troubled debt restructured nonaccrual loans (included in total nonaccrual loans above)	$131

The following table shows the aging of the balance of loans held for investment by class as of September 30, 2022.

	September 30, 2022
	Aging Analysis of Loans
(Dollars in millions)	Current	30 to 89 Days Past Due	90 Days or More Past Due	Total Past Due	Total
Commercial and industrial	$31,765	$63	$52	$115	$31,880
Commercial mortgage	14,412	82	50	132	14,544
Construction	1,285	—	11	11	1,296

Total commercial portfolio	47,462	145	113	258	47,720

Residential mortgage and home equity	29,287	93	36	129	29,416
Other consumer	1,523	16	9	25	1,548

Total consumer portfolio	30,810	109	45	154	30,964

Total loans held for investment	$78,272	$254	$158	$412	$78,684

Note 3—Loans and Allowance for Loan Losses (Continued)

Loans held for investment 90 days or more past due and still accruing interest totaled $49 million at September 30, 2022. The following table presents the loans that are 90 days or more past due, but are not on nonaccrual status, by loan class.

(Dollars in millions)	September 30, 2022
Commercial and industrial	$29
Construction	11

Total commercial portfolio	40

Other consumer	9

Total consumer portfolio	9

Total loans that are 90 days or more past due and still accruing	$49

Credit Quality Indicators

Management analyzes the Bank’s loan portfolios by applying specific monitoring policies and procedures that vary according to the relative risk profile and other characteristics within the various loan portfolios. Loans within the commercial portfolio segment are classified as either pass or criticized. Criticized credits are those that have regulatory risk ratings of special mention, substandard or doubtful; classified credits are those that have regulatory risk ratings of substandard or doubtful. Special mention credits are potentially weak, as the borrower has begun to exhibit deteriorating trends, which, if not corrected, may jeopardize repayment of the loan and result in further downgrade. Substandard credits have well-defined weaknesses, which, if not corrected, could jeopardize the full satisfaction of the debt. A credit classified as doubtful has critical weaknesses that make full collection improbable on the basis of currently existing facts and conditions.

Note 3—Loans and Allowance for Loan Losses (Continued)

The following table summarizes the loans in the commercial portfolio segment monitored for credit quality based on regulatory risk ratings.

	September 30, 2022
	Non-Revolving Loans at Amortized Cost by Origination Year						Revolving Loans	Total
(Dollars in millions)	2022	2021	2020	2019	2018	Prior
Commercial and industrial:
Pass	$3,077	$3,534	$1,860	$869	$577	$1,360	$19,187	$30,464
Criticized:
Special Mention	104	22	75	128	8	73	314	724
Classified	74	66	70	82	82	14	223	611

Total	3,255	3,622	2,005	1,079	667	1,447	19,724	31,799

Commercial mortgage:
Pass	1,402	2,036	1,413	3,263	1,904	3,796	83	13,897
Criticized:
Special Mention	—	1	13	12	8	110	—	144
Classified	—	51	7	118	254	73	—	503

Total	1,402	2,088	1,433	3,393	2,166	3,979	83	14,544

Construction:
Pass	145	430	378	202	57	1	77	1,290
Criticized:
Special Mention	—	—	—	—	—	—	—	—
Classified	1	2	3	—	—	—	—	6

Total	146	432	381	202	57	1	77	1,296

Lease financing:
Pass	—	—	—	—	—	81	—	81
Criticized:
Special Mention	—	—	—	—	—	—	—	—
Classified	—	—	—	—	—	—	—	—

Total	—	—	—	—	—	81	—	81

Total commercial portfolio	$4,803	$6,142	$3,819	$4,674	$2,890	$5,508	$19,884	$47,720

Percentage of total	10%	13%	8%	10%	6%	11%	42%	100%

Note 3—Loans and Allowance for Loan Losses (Continued)

The Bank monitors the credit quality of its consumer portfolio segment based primarily on payment status. The following tables summarize the loans in the consumer portfolio segment at September 30, 2022.

Payment Status	September 30, 2022
	Non-Revolving Loans at Amortized Cost by Origination Year						Revolving Loans	Total
(Dollars in millions)	2022	2021	2020	2019	2018	Prior
Residential mortgage and home equity:
Accrual	$7,122	$9,542	$2,297	$1,524	$890	$6,978	$931	$29,284
Nonaccrual	—	4	1	4	8	111	4	132

Total	7,122	9,546	2,298	1,528	898	7,089	935	29,416

Other consumer:
Accrual	82	787	133	208	38	5	295	1,548
Nonaccrual	—	—	—	—	—	—	—	—

Total	82	787	133	208	38	5	295	1,548

Total consumer portfolio	$7,204	$10,333	$2,431	$1,736	$936	$7,094	$1,230	$30,964

Percentage of total	23%	33%	8%	6%	3%	23%	4%	100%

The Bank also monitors the credit quality for substantially all of its consumer portfolio segment using credit scores provided by FICO and refreshed LTV ratios. FICO credit scores are refreshed at least quarterly to monitor the quality of the portfolio. Refreshed LTV measures the principal balance of the loan as a percentage of the estimated current value of the property securing the loan. Home equity loans are evaluated using combined LTV, which measures the principal balance of the combined loans that have liens against the property (including unused credit lines for home equity products) as a percentage of the estimated current value of the property securing the loans. The LTV ratios are refreshed on a quarterly basis, using the most recent home pricing index data available for the property location.

The following tables summarize the loans in the consumer portfolio segment based on refreshed FICO scores and refreshed LTV ratios at September 30, 2022.

FICO Scores	September 30, 2022
	Non-Revolving Loans by Origination Year						Revolving Loans	Total
(Dollars in millions)	2022	2021	2020	2019	2018	Prior
Residential mortgage and home equity:
720 and Above	$6,200	$8,786	$2,096	$1,331	$710	$5,705	$779	$25,607
Below 720	619	730	172	175	168	1,087	145	3,096
No FICO Available(1)	303	30	30	22	20	297	11	713

Total	7,122	9,546	2,298	1,528	898	7,089	935	29,416

Other consumer loans:
720 and Above	48	418	82	122	24	3	154	851
Below 720	35	369	51	87	14	1	122	679
No FICO Available(1)	—	—	—	—	—	16	2	18

Total	83	787	133	209	38	20	278	1,548

Total consumer portfolio	$7,205	$10,333	$2,431	$1,737	$936	$7,109	$1,213	$30,964

Percentage of total	23%	33%	8%	6%	3%	23%	4%	100%

(1)	Represents loans for which management was not able to obtain an updated FICO score (e.g., due to recent profile changes).

Note 3—Loans and Allowance for Loan Losses (Continued)

LTV Ratios	September 30, 2022
	Non-Revolving Loans by Origination Year						Revolving Loans	Total
(Dollars in millions)	2022	2021	2020	2019	2018	Prior
Residential mortgage and home equity:
80% or below	$6,043	$9,497	$2,291	$1,526	$889	$7,076	$922	$28,244
80% to 100%	1,079	48	7	2	1	4	9	1,150
100% or more	—	—	—	—	—	—	—	—
No LTV Available(1)	—	1	—	—	—	17	4	22

Total	7,122	9,546	2,298	1,528	890	7,097	935	29,416

Total consumer portfolio	$7,122	$9,546	$2,298	$1,528	$890	$7,097	$935	$29,416

Percentage of total	24%	33%	8%	5%	3%	24%	3%	100%

(1)	Represents loans for which management was not able to obtain refreshed property values.

Troubled Debt Restructurings

The following table provides a summary of the Bank’s recorded investment in TDRs as of September 30, 2022. The summary includes those TDRs that are on nonaccrual status and those that continue to accrue interest. The Bank had no commitments to lend additional funds to borrowers with loan modifications classified as TDRs at September 30, 2022.

(Dollars in millions)	September 30, 2022
Commercial and industrial	$102
Commercial mortgage	134

Total commercial portfolio	236

Residential mortgage and home equity	196
Other consumer	1

Total consumer portfolio	197

Total restructured loans	$433

For the nine months ended September 30, 2022, TDR modifications in the commercial portfolio segment were substantially composed of term extension and a combination of term extension and interest rate concession. In the consumer portfolio segment, modifications were largely composed of term extension and interest rate concession. There were approximately $12 million in charge-offs related to TDR modifications in the consumer portfolio for the nine months ended September 30, 2022. For the commercial and consumer portfolio segments, the allowance for loan losses for TDRs was measured on an individual loan basis or in pools with similar risk characteristics.

Note 3—Loans and Allowance for Loan Losses (Continued)

The following table provides the pre- and post-modification outstanding recorded investment amounts of TDRs as of the date of the restructuring that occurred for the nine months ended September 30, 2022.

	For the Nine Months Ended September 30, 2022
(Dollars in millions)	Pre-Modification Outstanding Recorded Investment(1)	Post- Modification Outstanding Recorded Investment(2)
Commercial and industrial	$56	$56
Commercial mortgage	50	50

Total commercial portfolio	106	106

Residential mortgage and home equity	33	33

Total consumer portfolio	33	33

Total	$139	$139

(1)	Represents the recorded investment in the loan immediately prior to the restructuring event.
(2)	Represents the recorded investment in the loan immediately following the restructuring event. It includes the effect of paydowns that were required as part of the restructuring terms.

There were no TDRs for which there was a payment default during the nine months ended September 30, 2022, and where the default occurred within the first twelve months after modification into a TDR. A payment default is defined as the loan being 60 days or more past due. For loans in the consumer portfolio in which impairment is measured using the present value of expected future cash flows discounted at the loan’s effective interest rate, historical payment defaults and the propensity to redefault are some of the factors considered when determining the allowance for loan losses.

Note 4—Variable Interest Entities

In the normal course of business, the Bank has certain financial interests in entities which have been determined to be VIEs. Generally, a VIE is a corporation, partnership, trust or other legal structure where the equity investors do not have substantive voting rights, an obligation to absorb the entity’s losses or the right to receive the entity’s returns, or the ability to direct the significant activities of the entity. The following discusses the Bank’s consolidated and unconsolidated VIEs.

Consolidated VIEs

The following table presents the assets and liabilities of consolidated VIEs recorded on the Bank’s consolidated balance sheet at September 30, 2022.

	September 30, 2022
	Consolidated Assets			Consolidated Liabilities
(Dollars in millions)	Loans Held for Investment, Net	Other Assets	Total Assets	Other Liabilities	Total Liabilities
LIHC investments	$—	$58	$58	$—	$—
Leasing investments	81	104	185	3	3

Total consolidated VIEs	$81	$162	$243	$3	$3

LIHC Investments

The Bank sponsors, manages and syndicates two LIHC investment fund structures. These investments are designed to generate a return primarily through the realization of U.S. federal tax credits and deductions.

Note 4—Variable Interest Entities (Continued)

The Bank is considered the primary beneficiary and has consolidated these investments because the Bank has the power to direct activities that most significantly impact the funds’ economic performances and also has the obligation to absorb losses of the funds that could potentially be significant to the funds. Neither creditors nor equity investors in the LIHC investments have any recourse to the general credit of the Bank, and the Bank’s creditors do not have any recourse to the assets of the consolidated LIHC investments.

Unconsolidated VIEs

The following table presents the Bank’s carrying amounts related to the unconsolidated VIEs at September 30, 2022. The table also presents the Bank’s maximum exposure to loss resulting from its involvement with these VIEs. The maximum exposure to loss represents the carrying amount of the Bank’s involvement plus any legally binding unfunded commitments in the unlikely event that all of the assets in the VIEs become worthless. During the nine months ended September 30, 2022, the bank had noncash increases in unfunded commitments on LIHC investments of $15M, included within other liabilities.

	September 30, 2022
	Unconsolidated Assets				Unconsolidated Liabilities
(Dollars in millions)	Securities Available for Sale	Loans Held for Investment, Net	Other Assets	Total Assets	Other Liabilities	Total Liabilities	Maximum Exposure to Loss
LIHC investments	$21	$263	$637	$921	$92	$92	$921
Renewable energy investments	—	—	111	111	—	—	131
Other investments	—	—	124	124	—	—	228

Total unconsolidated VIEs	$21	$263	$872	$1,156	$92	$92	$1,280

LIHC Investments

The Bank makes investments in partnerships and funds formed by third parties. The primary purpose of the partnerships and funds is to invest in low-income housing units and distribute tax credits and tax benefits associated with the underlying properties to investors. The Bank is a limited partner investor and is allocated tax credits and deductions, but has no voting or other rights to direct the activities of the funds or partnerships, and therefore is not considered the primary beneficiary and does not consolidate these investments.

The following table presents the impact of the unconsolidated LIHC investments on our consolidated statements of income for the nine months end September 30, 2022.

(Dollars in millions)	For the Nine Months Ended September 30, 2022
Losses from LIHC investments included in other noninterest expense	$2
Amortization of LIHC investments included in income tax expense	99
Tax credits and other tax benefits from LIHC investments included in income tax expense	124

Other Investments

The Bank has other investments in structures formed by third parties. The Bank has no voting or other rights to direct the activities of the investments that would most significantly impact the entities’ performance, and therefore is not considered the primary beneficiary and does not consolidate these investments.

Note 5—Commercial Paper and Other Short-Term Borrowings

The following table is a summary of the Bank’s commercial paper and other short-term borrowings:

(Dollars in millions)	September 30, 2022
Commercial paper, with a weighted average interest rate of 3.07% at September 30, 2022	$556
Federal Home Loan Bank advances, with a weighted average interest rate of 3.11% at September 30, 2022	5,900

Total commercial paper and other short-term borrowings	$6,456

At September 30, 2022, commercial paper had a weighted average remaining maturity of 102 days and Federal Home Loan Bank advances had a weighted average maturity of 71 days.

Note 6 —Long-Term Debt

Long-term debt consists of borrowings having an original maturity of one year or more. The following is a summary of the Bank’s long-term debt.

(Dollars in millions)	September 30, 2022
Senior debt due to MUAH:
Floating rate debt due October 2023. This note, which bears interest at 0.81% above 3-month LIBOR, had a rate of 3.88% at September 30, 2022	$5,557
Senior debt:
Fixed rate 2.10% notes due December 2022.	700
Floating rate debt due December 2022. These notes, which bear interest at 0.71% above SOFR, had a rate of 3.69% at September 30, 2022	300
Fixed rate FHLB of San Francisco advances due between March 2026 and September 2026. These notes bear a combined weighted average rate of 2.29% at September 30, 2022	1,826
Other	12

Total long-term debt	$8,395

A summary of maturities for the Bank’s long-term debt at September 30, 2022 is presented below.

(Dollars in millions)	Debt issued by MUB
2022	$1,000
2023	5,558
2024	1
2025	1
2026	1,827
Thereafter	8

Total long-term debt	$8,395

The Company uses derivative instruments to manage interest rate risk by converting a portion of its fixed rate debt to variable rate debt. The effective rate adjustments related to these hedges are included in interest expense on long-term debt. For additional information on these derivative instruments, see Note 8 “Derivative Instruments and Other Financial Instruments Used For Hedging” to these consolidated financial statements.

Note 7—Fair Value Measurement and Fair Value of Financial Instruments

Valuation Methodologies

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., an exit price) in an orderly transaction between willing market participants at the measurement date. The Bank has an established and documented process for determining fair value for financial assets and liabilities that are measured at fair value on either a recurring or nonrecurring basis. When available, quoted market prices are used to determine fair value. If quoted market prices are not available, fair value is based upon valuation techniques that use, where possible, current market-based or independently sourced parameters, such as yield curves, foreign exchange rates, credit spreads, commodity prices and implied volatilities. Valuation adjustments may be made to ensure the financial instruments are recorded at fair value. These adjustments include amounts that reflect counterparty credit quality and that consider the Bank’s own creditworthiness in determining the fair value of its trading assets and liabilities. For additional information related to the valuation methodologies used for certain financial assets and financial liabilities measured at fair value, and information about the Bank’s valuation processes, see Note 9 “Fair Value Measurement and Fair Value of Financial Instruments” in MUB’s 2021 audited annual financial statements.

In determining fair value, the Bank maximizes the use of observable market inputs and minimizes the use of unobservable inputs. Observable inputs reflect market-derived or market-based information obtained from independent sources, while unobservable inputs reflect the Bank’s estimate about market data. Based on the observability of the significant inputs used, the Bank classifies its fair value measurements in accordance with the three-level hierarchy as defined by GAAP. This hierarchy is based on the quality, observability, and reliability of the information used to determine fair value. For additional information related to the fair value hierarchy, see Note 9 “Fair Value Measurement and Fair Value of Financial Instruments” in MUB’s 2021 audited annual financial statements.

Note 7—Fair Value Measurement and Fair Value of Financial Instruments (Continued)

Fair Value Measurements on a Recurring Basis

The following table presents financial assets and financial liabilities measured at fair value on a recurring basis by major category and by valuation hierarchy level at September 30, 2022.

	September 30, 2022
(Dollars in millions)	Level 1	Level 2	Level 3	Netting(1)	Fair Value
Assets
Trading account assets:
U.S. Treasury and government agencies	$—	$105	$—	$—	$105
Other debt	—	3	—	—	3
Derivative contracts	5	1,490	—	(1,340)	155

Total trading account assets	5	1,598	—	(1,340)	263

Securities available for sale:
U.S. Treasury and government agencies	—	3,995	—	—	3,995
Mortgage-backed:
U.S. agencies	—	3,464	—	—	3,464
Residential—non-agency	—	306	—	—	306
Commercial—non-agency	—	3,192	—	—	3,192
Collateralized loan obligations	—	1,179	—	—	1,179
Direct bank purchase bonds	—	—	430	—	430

Total securities available for sale	—	12,136	430	—	12,566
Other assets:
Mortgage servicing rights	—	—	164	—	164
Derivative contracts	—	8	—	(5)	3
Equity securities	27	—	—	—	27

Total other assets	27	8	164	(5)	194

Total assets	$32	$13,742	$594	$(1,345)	$13,023

Percentage of total	—%	105%	5%	(10)%	100%
Percentage of total Bank assets	—%	11%	—%	(1)%	10%
Liabilities
Trading account liabilities:
Derivative contracts	$1	$1,777	$—	$(265)	$1,513

Total trading account liabilities	1	1,777	—	(265)	1,513

Other liabilities:
Derivative contracts	—	7	7	(5)	9

Total other liabilities	—	7	7	(5)	9

Total liabilities	$1	$1,784	$7	$(270)	$1,522

Percentage of total	—%	117%	1%	(18)%	100%
Percentage of total Bank liabilities	—%	1%	—%	—%	1%

(1)	Amounts represent the impact of legally enforceable master netting agreements between the same counterparties that allow the Bank to net settle all contracts.

Level 3 assets at September 30, 2022 were substantially made up of direct bank purchase bonds, which are included in securities available for sale, and mortgage servicing rights, which are included in other assets. In the nine months ended September 30, 2022, the Bank purchased $2 million and $10 million of direct bank purchase bonds and mortgage servicing rights, respectively. There were no sales of direct bank purchase bonds or mortgage servicing rights during the nine months ended September 30, 2022. There were also no transfers in or out of level 3 assets or liabilities during the nine months ended September 30, 2022.

Note 7—Fair Value Measurement and Fair Value of Financial Instruments (Continued)

Fair Value Measurement on a Nonrecurring Basis

Certain assets may be measured at fair value on a nonrecurring basis. These assets are subject to fair value adjustments that result from the application of the lower of cost or fair value accounting or write-downs of individual assets. For assets measured at fair value on a nonrecurring basis during the nine months ended September 30, 2022 that were still held on the consolidated balance sheet as of period end, the following table presents the fair value of such assets by the level of valuation assumptions used to determine each fair value adjustment.

	September 30, 2022				For the Nine Months Ended September 30, 2022
(Dollars in millions)	Fair Value	Level 1	Level 2	Level 3	Gains (Losses)
Loans held for investment	$40	$—	$—	$40	$(11)
Other assets	139	—	—	139	(33)

Total	$179	$—	$—	$179	$(44)

Note 8—Derivative Instruments and Other Financial Instruments Used For Hedging

The Bank enters into certain derivative and other financial instruments primarily to assist customers with their risk management objectives and to manage the Bank’s exposure to interest rate risk. When entering into derivatives on behalf of customers, the Bank generally acts as a financial intermediary by offsetting a significant portion of the market risk for these derivatives with third parties. The Bank may also enter into derivatives for other risk management purposes. All derivative instruments are recognized as assets or liabilities on the consolidated balance sheet at fair value.

Counterparty credit risk is inherent in derivative instruments. In order to reduce its exposure to counterparty credit risk, the Bank utilizes credit approvals, limits, monitoring procedures and master netting and credit support annex agreements. Additionally, the Bank considers counterparty credit quality and the creditworthiness of the Bank in estimating the fair value of derivative instruments.

Note 8—Derivative Instruments and Other Financial Instruments Used For Hedging (Continued)

The table below presents the notional amounts and fair value amounts of the Bank’s derivative instruments reported on the consolidated balance sheet, segregated between derivative instruments designated and qualifying as hedging instruments and derivative instruments not designated as hedging instruments as of September 30, 2022. Asset and liability values are presented gross, excluding the impact of legally enforceable master netting and credit support annex agreements. The fair value of asset and liability derivatives designated and qualifying as hedging instruments and derivatives designated as other risk management are included in other assets and other liabilities, respectively. The fair value of asset and liability trading derivatives are included in trading account assets and trading account liabilities, respectively.

	September 30, 2022
		Fair Value
(Dollars in millions)	Notional Amount	Asset Derivatives	Liability Derivatives
Derivative instruments
Cash flow hedges:
Interest rate contracts	$4,500	$—	$—
Fair value hedges:
Interest rate contracts	2,050	—	—
Not designated as hedging instruments:
Trading:
Interest rate contracts	177,984	247	1,000
Foreign exchange contracts	22,524	1,248	778

Total Trading	200,508	1,495	1,778
Other risk management	524	8	14

Total derivative instruments	$207,582	$1,503	$1,792

The Bank recognized net losses of $9 million on other risk management derivatives in the nine months ended September 30, 2022, which are included in other noninterest income.

Derivatives Designated and Qualifying as Hedging Instruments

The Bank uses interest rate derivatives to manage the financial impact on the Bank from changes in market interest rates. These instruments are used to manage interest rate risk relating to specified groups of assets and liabilities, primarily LIBOR-based commercial loans and debt issuances. Derivatives that qualify for hedge accounting are designated as either fair value or cash flow hedges.

Cash Flow Hedges

From time to time, the Bank uses interest rate derivatives to hedge the risk of changes in cash flows attributable to changes in the designated interest rate on LIBOR indexed loans, and to a lesser extent, to hedge interest rate risk on rollover debt.

The Bank used interest rate derivatives with an aggregate notional amount of $4.5 billion at September 30, 2022 to hedge the risk of changes in cash flows attributable to changes in the designated interest rates from variable rate loans. At September 30, 2022, the weighted average remaining life of the active cash flow hedges was 2.4 years.

For cash flow hedges, changes in the fair value of the hedging instruments are reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged cash flows are recognized in net interest income. At September 30, 2022, the Bank expects to reclassify approximately $125 million of losses from AOCI as a reduction to net interest income during the twelve months ending September 30, 2023. This amount could differ from amounts actually realized due to changes in interest rates, hedge terminations and the addition of other hedges subsequent to September 30, 2022.

Note 8—Derivative Instruments and Other Financial Instruments Used For Hedging (Continued)

The following table presents the amount and location of the net gains and losses recorded in the Bank’s consolidated statement of income and changes in stockholder’s equity for derivative instruments designated as cash flow hedges in the nine months ended September 30, 2022.

	Gains (Losses) Recognized in OCI		Gains (Losses) Reclassified from AOCI into Income
(Dollars in millions)	For the Nine Months Ended September 30, 2022	Location	For the Nine Months Ended September 30, 2022
Derivatives in cash flow hedging relationships
		Interest income	$41
Interest rate contracts	$(307)	Interest expense	—

Total	$(307)		$41

Fair Value Hedges

The Bank engaged in an interest rate hedging strategy in which interest rate derivatives were associated with specified interest bearing liabilities, in order to convert the liabilities from fixed rate to floating rate instruments. This strategy mitigated the changes in fair value of the hedged liabilities caused by changes in the designated interest rate.

The Bank includes gains or losses on the hedging derivatives and the offsetting changes in the fair values of the hedged liabilities attributable to their designated benchmark interest rate in the same line item in the consolidated statement of income. The following table presents the gains (losses) recognized on fair value hedges in the consolidated statement of income.

Location and Amount of Gains (Losses) Recorded in Income
(Dollars in millions)	Interest Expense - Long-term debt
For the Nine Months Ended September 30, 2022
Gains (losses) on fair value hedges recognized on:
Hedged items	$190
Derivatives—interest rate contracts	(191)
Decrease (increase) in interest expense related to interest settlements on derivatives	39

The following table shows the carrying amount and the cumulative basis adjustment related to the application of hedge accounting that is included in the carrying amount of the hedged liabilities in fair value hedging relationships as of September 30, 2022.

	Carrying Amount of the Hedged Liabilities	Cumulative Amount of Fair Value Hedging Adjustment Included in the Carrying Amount of the Hedged Liabilities
(Dollars in millions)	September 30, 2022	September 30, 2022
Balance sheet line item in which the hedge item is included
Long-term debt	$1,827	$223

Total	$1,827	$223

Note 8—Derivative Instruments and Other Financial Instruments Used For Hedging (Continued)

Derivatives Not Designated as Hedging Instruments

Trading Derivatives

Derivative instruments classified as trading include derivatives entered into as an accommodation for customers and for certain economic hedging activities at MUB. Trading derivatives are included in trading assets or trading liabilities with changes in fair value reflected in income from trading account activities.

The following table presents the amount of the net gains and losses for derivative instruments classified as trading reported in the consolidated statement of income under the heading trading account activities for the nine months ended September 30, 2022:

Gains (Losses) Recognized in Income on Trading Derivatives
(Dollars in millions)	For the Nine Months Ended September 30, 2022
Trading derivatives
Interest rate contracts	$4
Foreign exchange contracts	61

Total	$65

Offsetting Financial Assets and Liabilities

The Bank primarily enters into derivative contracts with counterparties utilizing standard International Swaps and Derivatives Association Master Agreements and Credit Support Annex Agreements. These agreements generally establish the terms and conditions of the transactions, including a legal right to set-off amounts payable and receivable between the Bank and a counterparty, regardless of whether or not such amounts have matured or have contingency features.

The following table presents the offsetting of financial assets and liabilities as of September 30, 2022.

	September 30, 2022
				Gross Amounts Not Offset in Balance Sheet
(Dollars in millions)	Gross Amounts of Recognized Assets/Liabilities	Gross Amounts Offset in Balance Sheet	Net Amounts Presented in Balance Sheet	Financial Instruments	Cash Collateral Received/Pledged	Net Amount
Financial Assets:
Derivative assets	$1,503	$1,345	$158	$2	$—	$156

Total	$1,503	$1,345	$158	$2	$—	$156

Financial Liabilities:
Derivative liabilities	$1,792	$270	$1,522	$2	$—	$1,520

Total	$1,792	$270	$1,522	$2	$—	$1,520

Note 9—Accumulated Other Comprehensive Income

The following table presents the change in each of the components of accumulated other comprehensive income and the related tax effect of the change allocated to each component.

Note 9—Accumulated Other Comprehensive Income (Continued)

(Dollars in millions)	Before Tax Amount	Tax Effect	Net of Tax
For the Nine Months Ended September 30, 2022
Cash flow hedge activities:
Unrealized net gains (losses) on hedges arising during the period	$(307)	$80	$(227)
Reclassification adjustment for net (gains) losses on hedges included in interest income for loans	(41)	11	(30)

Net change	(348)	91	(257)

Securities:
Unrealized holding gains (losses) arising during the period on securities available for sale	(2,204)	578	(1,626)
Amortization of net unrealized (gains) losses on held to maturity securities	60	(16)	44

Net change	(2,144)	562	(1,582)

Pension and other benefits:
Amortization of prior service credit(1)	(20)	5	(15)
Recognized net actuarial (gain) loss(1)	47	(12)	35

Net change	27	(7)	20

Net change in AOCI	$(2,465)	$646	$(1,819)

(1)	These amounts are included in the computation of net periodic pension cost. For additional information, see Note 10 to these consolidated financial statements.

The following table presents the change in accumulated other comprehensive loss balances.

(Dollars in millions)	Net Unrealized Gains (Losses) on Cash Flow Hedges	Net Unrealized Gains (Losses) on Securities	Pension and Other Postretirement Benefits Adjustment	Accumulated Other Comprehensive Income (Loss)
Balance, December 31, 2021	$55	$(89)	$(250)	$(284)
Other comprehensive income (loss) before reclassifications	(227)	(1,626)	—	(1,853)
Amounts reclassified from AOCI	(30)	44	20	34

Balance, September 30, 2022	$(202)	$(1,671)	$(230)	$(2,103)

Note 10—Employee Pension and Other Postretirement Benefits

The following table summarizes the components of net periodic benefit cost for the nine months ended September 30, 2022. The components of net periodic benefit cost other than the service cost component are included in other noninterest expense in the income statement.

	For the Nine Months Ended September 30, 2022
(Dollars in millions)	Pension Benefits	Other Postretirement Benefits	ESBPs
Components of net periodic benefit cost:
Service cost	$71	$—	$—
Interest cost	64	3	1
Expected return on plan assets	(200)	(16)	—
Amortization of prior service credit	(20)	—	—
Recognized net actuarial loss	43	—	4

Total net periodic benefit cost	$(42)	$(13)	$5

Note 11—Commitments, Contingencies and Guarantees

The following table summarizes the Bank’s commitments:

(Dollars in millions)	September 30, 2022
Commitments to extend credit	$35,729
Issued standby and commercial letters of credit	3,683
Other commitments	9

Commitments to extend credit are legally binding agreements to lend to a customer provided there are no violations of any condition established in the contract. Commitments have fixed expiration dates or other termination clauses and may require maintenance of compensatory balances. Since many of the commitments to extend credit may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash flow requirements.

Standby and commercial letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Standby letters of credit are generally contingent upon the failure of the customer to perform according to the terms of the underlying contract with the third party, while commercial letters of credit are issued specifically to facilitate foreign or domestic trade transactions. The majority of these types of commitments have remaining terms of 1 year or less. At September 30, 2022, the carrying amount of the Bank’s standby and commercial letters of credit totaled $3 million. Estimated exposure to loss related to these commitments is covered by the allowance for losses on unfunded commitments. The carrying amounts of the standby and commercial letters of credit and the allowance for losses on unfunded credit commitments are included in other liabilities on the consolidated balance sheet.

The credit risk involved in issuing loan commitments and standby and commercial letters of credit is essentially the same as that involved in extending loans to customers and is represented by the contractual amount of these instruments. Collateral may be obtained based on management’s credit assessment of the customer.

The Bank is subject to various pending and threatened legal actions that arise in the normal course of business. The Bank maintains liabilities for losses from legal actions that are recorded when they are determined to be both probable in their occurrence and can be reasonably estimated. Management believes the disposition of all claims currently pending, including potential losses from claims that may exceed the liabilities recorded, and claims for loss contingencies that are considered reasonably possible to occur, will not have a material effect, either individually or in the aggregate, on the Bank’s consolidated financial condition, results of operations or liquidity.

Note 12—Subsequent Events

The Bank has evaluated these September 30, 2022 consolidated financial statements for subsequent events through February 16, 2023, the date the consolidated financial statements were available to be issued, and determined that no events have occurred that require disclosure, except as noted below.

On December 1, 2022, MUAH sold all the issued and outstanding shares of common stock of MUB to U.S. Bancorp. Prior to the sale of MUB stock to U.S. Bancorp, MUB’s Global Corporate & Investment Bank—U.S. business (including loans of approximately $19.5 billion), certain middle and back office functions, and certain other assets and liabilities (including Intrepid Investment Bankers LLC and Union Bank of California Leasing, Inc.) were transferred to MUAH and MUFG. Senior debt due to MUAH was repaid and a dividend of $4.6 billion was paid to MUAH prior to sale.